UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

MARINE PETROLEUM TRUST

(Exact name of Registrant as specified in its charter)

Texas	000-08565	75-6008017
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o The Corporate Trustee: Simmons Bank, 2911 Turtle Creek Blvd., Suite 850 Dallas, Texas		75219
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	MARPS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 21, 2022, the unit holders of Marine Petroleum Trust (the “Trust”) acted by a way of written consent (pursuant to a consent solicitation, and in lieu of a special meeting of unit holders) (the “Consent”).

In the Consent, unit holders of the Trust were asked to consider and vote upon (i) the appointment of Argent Trust Company (“Argent”) as successor corporate trustee of the Trust and (ii) an amendment to the Restated Marine Petroleum Trust Indenture, dated January 1, 1984, as amended November 16, 2020 (the “Indenture”), as more fully described in the definitive consent solicitation statement filed by the Trust with the Securities Exchange Commission on February 9, 2022, as amended (the “Consent Solicitation Statement”).

Of the 2,000,000 units outstanding and entitled to act pursuant to the Consent, 1,202,551 units voted. As such, a majority of the outstanding units of the Trust acted pursuant to the Consent.

The proposals voted on by the unit holders in the Consent and the voting results are set forth below.

1. Proposal to approve the appointment of Argent as successor trustee to serve as trustee of the Trust once the resignation of Simmons Bank, the current Trustee of the Trust, takes effect, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
1,142,222	34,871	25,458	0

2. Proposal to approve an amendment to the Indenture to permit a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of at least $3,000,000.00 to serve as trustee of the Trust, was not approved by the following vote:

For	Against	Abstain	Broker Non-Votes
1,137,440	35,222	29,889	0

As previously disclosed, the resignation of Simmons Bank, as trustee, and Argent’s appointment as successor trustee, are subject to certain conditions set forth in an agreement between Simmons Bank and Argent, including approval by the unitholders of the Trust and of certain other trusts of which Simmons Bank acts as trustee (or a court) of (i) Argent’s appointment as successor trustee and (ii) any amendments to the Indenture of the Trust and the trust agreements and indentures of the other trusts (whether by unitholder approval or a court) necessary to permit Argent to serve as successor trustee.

Forward-looking Statements

Any statements in this Current Report on Form 8-K about plans for the Registrant, the expected timing of the completion (if any) of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Registrant’s actual results to differ materially from the results it anticipates include, but are not limited to the inability of the Trustee to resign or Argent to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions in the Trustee’s agreement with Argent or in the Consent Solicitation Statement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINE PETROLEUM TRUST

By: Simmons Bank, in its capacity as trustee of Marine Petroleum Trust and not in its individual capacity or otherwise

By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President

Date: March 25, 2022